Exhibit 23(l)(b)

                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, NW
                                   2nd Floor
                             Washington , DC 20036

                                 April 30, 1999

Bartlett Capital Trust
36 East Fourth Street
Cincinnati, Ohio 45202-3896

Dear Sir or Madam:

     We hereby consent to the incorporation by reference of our opinion dated August 27, 1998, regarding certain matters in connection with the issuance of shares of Barlett Financial Services Fund, a series of Bartlett Capital Trust ("Trust"), in Post-Effective Amendment No. 28 to the Trust's Registration Statement, to be filed with the Securities and Exchange Commission on April
30, 1999. We also consent to the reference to our firm under the caption "The Trust's Legal Counsel" in the Statement of Additional Information filed as part of the Registration Statement.

                                                   Sincerely,

                                                   KIRKPATRICK & LOCKHART LLP

                                                   By:/s/ Arthur J. Brown
                                                      -------------------
                                                      Arthur J. Brown